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                                  SUBSIDIARIES



                                  Subsidiaries















                                  Exhibit 22.0




                                      43
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                                  SUBSIDIARIES
                                  ------------

                (Wholly Owned by Drexler Technology Corporation)

                                                                State of
          Name of Subsidiary                                 Incorporation
          ------------------                                 -------------

    LaserCard Systems Corporation                              Delaware

    Microfab Systems Corporation                               California

    Precision Photoglass, Inc.                                 California